EXHIBIT 23.3


                      [Ernst & Young LLP Letterhead]


                      CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Joint Proxy Statement/Prospectus that is made part of this Registration Statement (Form S-4) and to the incorporation by reference therein of our report dated January 23, 1997 (except Note K, as to which the date is March 27, 1997), with respect to the consolidated financial statements and schedule of Caliber System, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                      ERNST & YOUNG LLP


Akron, Ohio
October 29, 1997